UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 4, 2011

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on December 28, 2007, Soligenix, Inc. (the “Company”) entered into a three-year employment agreement (the “Employment Agreement”) with Evan Myrianthopoulos, pursuant to which Mr. Myrianthopoulos serves as Chief Financial Officer and Senior Vice President to the Company.

On January 4, 2011, the Company entered into an Amendment to the Employment Agreement (the “Amendment”) with Mr. Myrianthopoulos.  Under the terms of the Amendment, the term of Mr. Myrianthopoulos’s employment was extended for an additional two years, and thereafter the term of employment automatically renews for a period of two years, unless the Company or Mr. Myrianthopoulos deliver three months notice of an election not to renew the term.  Mr. Myrianthopoulos will continue to be paid an annual salary of $230,000.

None of the other terms of the Employment Agreement were modified in any material respect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated as of January 4, 2011, between Soligenix, Inc. and Evan Myrianthopoulos.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

January 6, 2011	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated as of January 4, 2011, between Soligenix, Inc. and Evan Myrianthopoulos.